AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$100,000	Cave Creek, Arizona

November 15, 2012, as amended on June 14, 2013

FOR VALUE RECEIVED, the undersigned, Dethrone Royalty Holdings Inc. a Nevada Corporation (the “Company” or “DRHC”), agrees and promises to pay to Pierce Csurgo (the “Holder”), located at ______________________________________________________ or at such other place or places as the Holder may designate in writing, One Hundred Thousand Dollars ($100,000), in legal tender of the United States of America, in immediately available funds, on November 15, 2013.

1.01	Senior Secured Convertible Note (hereinafter “Note”) being sold is subject to the terms and conditions of this Agreement.

2.	Terms of the Senior Convertible Note.

a.	Seniority of Note. The Note will be Senior to all notes, debentures and any loan entered into by the Company for the term of the Note until the Note is repaid in full.

b.	Maturity: Is 365 Days from November 15, 2012. This Note will Mature on November 15, 2013.

c.	Interest: 20% per annum (US$20,000) payable quarterly (four quarterly payments of US$5,000). The first payment is due 90 days from November 15, 2012 (due date: February 15, 2013). The Second payment is due 180 days from November 15, 2012 (due date: May 15, 2012). The Third payment is due 270 days from November 15, 2012 (due date: August 15, 2012). The fourth and final payment is due 365 days from November 15, 2012 (due date: November 15, 2012) along with the full principal amount.

d.	Reserved.

e.	Conversion Terms of Note:

i.	At any time after the date of issuance and until the Note is no longer outstanding, the Note shall be convertible, in whole or in part into shares of the Company’s common stock (each a “Conversion Share”) at the rate of $0.001 per share (the “Conversion Price”), for a maximum of 100 Million shares of the Company’s common stock (subject to adjustments), at any time and at the option of the Holder. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

ii.	Mechanics of Conversion.

a) Delivery of Certificate Upon Conversion. Not later than three business days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the number of shares of the Company’s common stock being acquired upon the conversion of this Note, to the extent that shares of the Company are certificated.

b) Fractional Shares. No fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share, which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

c) Transfer Taxes and Expenses. The issuance of certificates for the shares due upon conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

iii.	Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, pursuant to Section 2(e) or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Conversion Notice, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by the Holder and its affiliates shall include the number of shares of common stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of common stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other common stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Note is convertible shall be in the sole discretion of the Holder, and the submission of an Conversion Notice shall be deemed to be the Holder’s determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of common stock, a Holder may rely on the number of outstanding shares of common stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of common stock outstanding. Upon the written or oral request of a Holder, the Company shall within five trading days confirm orally and in writing to the Holder the number of shares of common stock then outstanding. In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the portion of this Note to be converted, by the Holder or its affiliates since the date as of which such number of outstanding shares of common stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the portion of this Note. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation of this Section. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

iv.	The Company shall cause its counsel (as often as required by the Holder) to issue a legal opinion to its transfer agent, at the Company’s sole expense, if required by the transfer agent, to effect the removal of the restrictive legends on the shares of the common stock issued upon conversion of the Note.

f.	Prepayment of Note: The Company may, only with the prior consent of the Holder, pre-pay the Note within 180 days by paying 115% of the Principal due plus all accrued interest. From day 181 to 365 the Note can be pre-paid by paying 100% of the Note plus all accrued interest.

g.	Security for Secured Note: The payment obligations of the Company (the “Obligation”) under this Note shall be secured by all assets of the Company (the “Collateral”). The Company hereby grants the Holder, to secure the performance in full of all of the Obligations, a continuing security interest in, and pledges to the Company, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. The Company hereby authorizes the Holder to file financing statements, without notice to the Company, with all appropriate jurisdictions to perfect or protect Holder’s interest or rights hereunder. Such financing statements may indicate the Collateral as “all assets of the Company” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Holder’s discretion.

h.	Rights & Preferences: Liquidation Preference: In the event of any liquidation, dissolution or winding up of the Company, the holders of Senior Secured Note will be entitled to be paid as follows: First, the holders of the Senior Secured Convertible Note shall be entitled to receive any unpaid and accrued interest. Second, the full amount of the Principal due on the Note.

i.	Condition of Default: Consequences. In the event of the occurrence of an Event of Default (as defined) the Holder may declare the entire unpaid principal balance of this Note immediately due and payable at the place of payment, without presentment, protest, notice or demand, all of which are expressly waived. The term “Event of Default” shall mean:

(1)	The failure to pay any installment of interest due under this Note within thirty days after the day on which any such payment is due;

(2)	The failure to pay the principal amount due under this Note within thirty days after the day on which any such payment is due;

(3)	The Company makes an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail to generally pay its debts as they become due; an order, judgment or decree shall be entered for relief in respect of or adjudicating the Company or any of its subsidiaries bankrupt or insolvent; the Company or any of its subsidiaries shall petition or apply to any tribunal for the appointment of, or taking of possession by, a trustee, receiver, custodian, or liquidator or other similar official of the Company or any subsidiary or of any substantial part of any of their respective assets; the Company or any of its subsidiaries shall commence any proceeding relating to the Company or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, or any such petition or application is filed or any such proceeding is commenced against the company or any of its subsidiaries and such petition, application or proceeding is not dismissed within 60 days;

(4)	Any representation or warranty made by the Company herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the holder is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

(5)	The Company fails to have sufficient shares of common stock authorized and reserved for issuance upon conversion of the Note.

(6)	Any breach of any covenant by the Company which is not cured within one (1) business day.

j.	Limitation of Issuance of DRHC Shares: During the life of the Note. The Company will not issue Mr. McBride or Mr. Holley any additional common shares or any type of hybrid shares providing super voting preference over the Company’s Common Stock. In addition, the Company will not sell, transfer or issue in any respect the 1 Million shares of the Company’s preferred stock authorized without first seeking the written permission.

k.	Adjustments.

(1)	Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any common stock Equivalents (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon conversion of, or payment of interest on, the Note), (ii) subdivides outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(2)	Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of common stock of the Company (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of common stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with the foregoing provisions and evidencing the Holder’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a note Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note(or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.,

(3)	Calculations. All calculations under this Section 2(i) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section the number of shares of common stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding any treasury shares of the Company) issued and outstanding.

(4)	Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 2(i) the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the common stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the common stock, (C) the Company shall authorize the granting to all holders of the common stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the common stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the common stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the common stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the common stock of record shall be entitled to exchange their shares of the common stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

l.	Reserved.

m.	Information and Registration Rights:

(1)	Information Rights; The Company shall remain current with all its filings with the Securities & Exchange Commission.

(2)	Piggyback Registration: The Holder will be entitled to “piggyback” registration rights on registrations of the Company or on any demand registrations, subject to the right of the Company and its underwriters, in view of market conditions, to reduce or eliminate the number of shares of the Holder proposed to be registered.

(3)	Registration Expenses: All registration expenses (exclusive of underwriting discounts and commissions and special counsel fees of a selling shareholder) shall be borne by the Company.

3. Use of Proceeds. DRHC will utilize the proceeds received from the Note Holder for General Working Capital and product Production.

4. Place and Manner of Payment. All sums due under this Note are payable not less than 12:30 P.M., New York time, in legal tender of the United States of America current on the dates such sums or payments are respectively due, in immediately available funds, without offset or setoff.

5. No Setoff, Etc. The obligations of the Company to pay the principal balance due to the Holder shall be absolute and unconditional and the Company shall make such payment without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, setoff, recoupment, or counterclaim which the Company may have or assert against the Holder or any other person.

6. Waiver of Presentment, Etc. The Company waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

7. Costs of Collection. The Company shall pay all costs and expenses of collection incurred by the Holder, including reasonable attorneys’ fees.

8. Notices.

       a. Any notice pursuant to this Note to be given or made by the Holder to or upon the Company shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the company to the Holder) as follows:

Dethrone Royalty Holdings, Inc.

5137 E Armor St.

Cave Creek AZ 85331

Carbon Copy:	Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York, 10006
Attention: Andrea Cataneo

       b. Any notice pursuant to this Note to be given or made by the Company to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Corporation) to the address of the Holder set forth above.

11. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada.

12. Register of Notes. The Company shall keep at its principal office (or such other place the Company reasonably designates) a register for the registration of Notes. Each transfer of the Notes and payment thereunder as well as the name and address of such holder of Notes shall be noted on the register of Notes. The register shall be made available by the Company for review by the Holder or his agent during usual business hours of the Company .

13. Modification and Waiver. No modification or waiver of any provision of this Note, nor any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing signed by the Holder and then such modification or waiver shall be effective only in the specific instance for the specific purpose given.

14. Neither failure of Holder to exercise nor any delay on the part of the Holder in exercising any right, remedy, discretion or power granted hereunder shall be or constitute a waiver thereof. The obligation herein set forth shall be binding upon Maker and successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

15. Maker hereby waives presentment for payment, protest and notice of protest and, except as otherwise specified herein, all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note.

Attest:
Dethrone Royalty Holdings, Inc.

By:
Name:	Toby McBride
Chief Executive Officer

By:
Name:	Mike Holley
President

Acknowledged and Agreed:

Pierce Csurgo